UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                September 3, 2003
                                 DATE OF REPORT

                        NEOMETRIX TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its Charter)

          DELAWARE                         0-23995                   57-1157824
(State or other jurisdiction         (Commission file no.)          IRS Employer
     of incorporation)                                               ID Number)

                   8910 Route 108, Suite C, Columbia, MD 21045
                    (Address of Principal Executive Offices)

     Registrant's telephone number, including area code: (301) 384-2400

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ITEM 2. DISPOSITION OR SALE OF ASSETS

            On August 29, 2003 the Company completed the sale of the assets held in its technology division for the assumption of approximately $1,300,000 of debt and the return of approximately 1,500,000 common shares held by Sylvester Technology Group, Inc. or its affiliates. The final amounts for the items above will be adjusted for all possible operating expense prorations and final interest calculations within 30 days of the contract date.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          16.1 Asset Purchase Agreement between Neometrix Technology Group, Inc., Neometrix Acquisition 1, Inc. and Sylvester Technology Group, Inc. date August 29, 2003.

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Date: September 3, 2003                    By: /s/ RICHARD MCCLEARN
                                               --------------------
                                               Richard McClearn
                                               President